UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 08, 2025

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 885-0035

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Exchange of June 2025 FET Notes

As previously disclosed, in June 2025, Interactive Strength Inc. (the “Company”) and its wholly-owned subsidiary, Interactive Strength Treasury LLC (the “Treasury Subsidiary”) (collectively, the “Borrowers”), entered into that certain securities purchase agreement (the “Purchase Agreement”) with an entity affiliated with ATW Partners (“ATW”) and an entity affiliated with DWF Labs (“DWF”), pursuant to which the Borrowers agreed to sell for $50 million, senior secured convertible exchangeable notes issued by the Borrowers in the aggregate principal amount of $55,555,555 (the “Note”), which is both (a) convertible into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and (b) exchangeable into the utility tokens and key medium of exchange on the Fetch.ai network (“FET”). In connection with the Purchase Agreement, the Borrowers also entered into the following agreements: (a) a master netting agreement (the “Master Netting Agreement”); (b) a security and pledge agreement (with such agreement being entered into by the Treasury Subsidiary and acknowledged by the Company) (“Security and Pledge Agreement”); and (c) a backstop agreement (the “Backstop Agreement”).

As previously disclosed, in October 2025, due to a decrease in FET price, the collateral value was less than 150% of the Backstop Amount (as defined in the Backstop Agreement), and on October 10, 2025, the Company received, pursuant to the Security and Pledge Agreement, a "Top Off" notice from ATW related to the decrease in collateral value. In accordance with the terms of the Master Netting Agreement, ATW proceeded to sell the Company's tokens and then a portion of the collateral tokens until it had generated approximately $18.9 million. This amount satisfied the $22.2 million principal and accrued interest of the June convertible exchangeable notes held by ATW as of September 30, 2025. An unsecured Remainder Note (as defined in the Master Netting Agreement) in the amount of $3.0 million was issued to ATW to account for the reduction in principal amount as a result of the Netting provisions.

Final Netting Agreement

In connection with the decrease in FET price, an event of default has occurred under the Notes (the “Defaulted Notes”) held by DWF.

On December 9, 2025, the Borrowers entered into that certain Final Netting Agreement (the “Final Netting Agreement”) with DWF and the entity affiliated with FET (“FET Entity”), pursuant to which DWF accelerated the Notes, triggered a Liquidation Event (as defined in the Master Netting Agreement) and conducted Liquidation Netting (as defined in the Master Netting Agreement), in accordance with the terms of the Master Netting Agreement.

Pursuant to the Final Netting Agreement, the Borrowers shall cause the Custodian (as defined in the Master Netting Agreement) to deliver to DWF 82,972,910 Tokens securing the Defaulted Notes. In addition, the Borrowers shall issue to DWF a Remainder Note in the amount of $4.5 million (the “Remainder Note”) as payment in full of the remaining principal amount as a result of the Final Netting Agreement.

The maturity date of the Remainder Note is one year from the date of issuance. The Remainder Note is convertible (in whole or in part) at any time on or after the date of issuance into such number of fully paid and non-assessable shares of Common Stock.

The foregoing description of the Final Netting Agreement does not purport to be complete and is qualified in its entirety by reference to the Final Netting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Exchange Agreement

As previously disclosed, on February 1, 2024, the Company entered into a Credit Agreement (the “Credit Agreement”) with Vertical Investors, LLC (the “Lender”), pursuant to which the Company received a term loan from the Lender in the original principal amount of $7,968,977.74 (the “Loan”).

Via various previously disclosed transactions, as of August 8, 2025, the outstanding principal amount of the Loan was reduced to $753,119.63.

As of December 5, 2025, the outstanding principal amount and accrued interest of the Loan was $802,750 (the "Loan Amount").

On December 8, 2025, the Company and the Lender entered into an Exchange Agreement (the “Exchange Agreement”). Pursuant to the Exchange Agreement, the Company and Lender agreed to reduce the Loan Amount by $632,500 in exchange for the issuance of 115,000 shares of Common Stock (the “Exchange Shares”) to the Lender at a price per Exchange Share of $5.50. The Exchange Shares will not contain a restrictive legend under the Securities Act of 1933, as amended (the “Securities Act”). As a result of this transaction, the outstanding principal amount of the Loan is $170,250.

The foregoing description of the Exchange Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Exchange Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information set forth in Item 1.01 of this Current Report on Form 8-K with regard to the Remainder Note is incorporated by reference into this Item 2.03.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Information set forth in Item 1.01 of this Current Report on Form 8-K with regard to the acceleration of the Note pursuant to the Final Netting Agreement is incorporated by reference into this Item 2.04.

Item 3.02 Unregistered Sales of Equity Securities.

Information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Remainder Note was offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder or, in the event of an issuance of shares of Common Stock pursuant to the Remainder Note on a cashless basis, will be made pursuant to the exemption provided in Section 3(a)(9) under the Securities Act on the basis that these offers will constitute an exchange with existing holders of the Company’s securities, and no commission or other remuneration will be paid to any party for soliciting such exchange.

DWF is an “accredited investor” as that term is defined in Rule 501 under the Securities Act. The securities described in this Current Report on Form 8-K have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The issuance of the Exchange Shares of the Company’s Common Stock in exchange for a reduction in the Loan Amount was made by the Company pursuant to the exemption from the registration requirements of the Securities Act contained in Section 3(a)(9) on the basis that these offers constituted an exchange with existing holders of the Company’s securities, and no commission or other remuneration was paid to any party for soliciting such exchange.

Following the issuance of the Exchange Shares and unregistered shares issued pursuant to previously disclosed transaction documents with such possible issuances of unregistered shares having been disclosed pursuant to Item 3.02 of Form 8-K, as of December 11, 2025, the Company had 2,709,336 shares of Common Stock outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*	Final Netting Agreement, dated as of December 9, 2025, by and among Interactive Strength Inc., Interactive Strength Treasury, LLC, DWF Ventures Ltd. and FET US I LLC.

10.2	Exchange Agreement, dated as of December 8, 2025, by ad between Interactive Strength Inc. and Vertical Investors, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	December 12, 2025	By:	/s/ Caleb Morgret
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)